UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

FUSHI COPPERWELD, INC.

(Exact name of registrant as specified in charter)

Nevada	0-19276	13-3140715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

254 Cotton Mill Road Fayetteville, Tennessee 37334 USA	TYG Center Tower B, Suite 2601 Dongsanhuan Bei Lu, Bing 2 Beijing, PRC 100027
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (931) 433-0460

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On May 26, 2010, Fushi Copperweld, Inc. (the “Company”) issued a press release announcing that it has entered into an agreement to acquire Shanghai Hongtai Industrial Co., Ltd. (“Shanghai Hongtai”), a bimetallic wire manufacturer in Southeast China, for aggregate consideration of approximately $3.9 million, comprised of $1.3 million in cash and $2.6 million in restricted stock.  The Company expects the acquisition to be completed during the second quarter of 2010, subject to customary closing conditions and the successful transfer and commission of equipment to Yixing, China. The Company also announced that it will relocate the assets and key personnel of Shanghai Hongtai to Yixing to establish Fushi International (Jiangsu) Bimetallic Cable Co., Ltd.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated May 26, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSHI COPPERWELD, INC.

Date: May 26, 2010	By: /s/ Wenbing Christopher Wang Name: Wenbing Christopher Wang Title: President and Interim Chief Financial Officer